July 12, 2010

Direxion Shares ETF Trust
33 Whitehall Street, 10th Floor
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Post-Effective Amendment No. 14 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of the series of the Trust listed on Schedule A (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment.  For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument and By-Laws of the Trust, and the action of the Trust’s Board of Trustees that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.
When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment.  In giving our consent we do not

Direxion Shares ETF Trust
July 12, 2010

thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates LLP

Schedule A

NON-LEVERAGED FUNDS
Sector Funds
Direxion Airline Shares Direxion Auto Shares

2X BULL FUNDS	2X BEAR FUNDS
International Funds
Direxion Daily Canada Bull 2X Shares (EWCX)	Direxion Daily Canada Bear 2X Shares (EWCS)
Direxion Daily Russia Bull 2X Shares (RSXL)	Direxion Daily Russia Bear 2X Shares (RSXS)
Sector Funds
Direxion Daily Agribusiness Bull 2X Shares (MOOL)	Direxion Daily Agribusiness Bear 2X Shares (MOOS)
Direxion Daily Gold Miners Bull 2X Shares (GDXL)	Direxion Daily Gold Miners Bear 2X Shares (GDXS)
Direxion Daily Home Construction Bull 2X Shares	Direxion Daily Home Construction Bear 2X Shares
Direxion Daily Natural Gas Related Bull 2X Shares (FCGL)	Direxion Daily Natural Gas Related Bear 2X Shares (FCGS)

3X BULL FUNDS	3X BEAR FUNDS
International Funds
Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares
Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares
Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares
Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares
Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares
Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares
Sector Funds
Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily Global Infrastructure Bull 3X Shares	Direxion Daily Global Infrastructure Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Water Bull 3X Shares	Direxion Daily Water Bear 3X Shares
Direxion Daily Wind Energy Bull 3X Shares	Direxion Daily Wind Energy Bear 3X Shares